Exhibit 10.23.1

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “Agreement”) is entered into as of April 9, 2012, by and between ESA P PORTFOLIO L.L.C., a Delaware limited liability company, ESA P PORTFOLIO MD TRUST, a Delaware statutory trust, and ESH/TN PROPERTIES L.L.C., a Delaware limited liability company (individually and collectively, “Landlord”), and ESA P PORTFOLIO OPERATING LESSEE INC., a Delaware corporation (“Tenant”).

WITNESSETH

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated as of October 8, 2010 (the “Original Lease Agreement”) pursuant to which Landlord has agreed to lease the Leased Property (as defined in the Original Lease Agreement) to Tenant and Tenant has agreed to lease the Leased Property from Landlord, all subject to and upon the terms and conditions set forth in the Original Lease Agreement;

WHEREAS, Landlord and Tenant wish to consolidate the operation of two Hotels (as defined in the Original Lease Agreement) into a single Hotel; and

WHEREAS, Landlord and Tenant wish to amend and modify the Original Lease Agreement as hereinafter set forth.

NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows.

1. Amendment. Schedule A of the Original Lease Agreement is hereby amended as follows:

(a) The following Hotels are hereby deleted from Schedule A.

34	5375 Farwell Place, Fremont, CA	$564,000.00	$592,200.00	$621,810.00
45	5355 Farwell Place, Fremont, CA	$859,000.00	$901,950.00	$947,047.50

(b) The following is added as a new Hotel to Schedule A:

663	5375 Farwell Place, Fremont, CA	$1,423,000.00	$1,494,150.00	$1,568,857.50

Landlord and Tenant hereby acknowledge that the foregoing amendment does not modify or change in any way the “Aggregate” row of Schedule A of the Original Lease Agreement.

2. Ratification. All provisions of the Original Lease Agreement, as hereby amended, are hereby ratified and declared to be in full force and effect. All references in the Original Lease Agreement to the “Agreement”, “herein”, “hereunder” or terms of similar import shall be deemed to refer to the Original Lease Agreement, as amended by this Agreement.

3. Applicable Law. This Agreement shall be construed under, and governed in accordance with, the laws of the State of New York; provided, that the provisions for the enforcement of Landlord’s rights and remedies under the Original Lease Agreement, as modified by this Agreement, shall be governed by the laws of each of the respective states where the Leased Property is located to the extent necessary for the validity and enforcement thereof.

4. Successors Bound. This Agreement shall be binding upon and inure to the benefit of Lessee, its successors and assigns, and shall be binding and inure to the benefit of Manager and its permitted assigns.

5. Headings. Headings of sections are inserted only for convenience and are in no way to be construed as a limitation on the scope of the particular sections to which they refer.

6. Incorporation of Recitals. The recitals set forth in the preamble of this Agreement are hereby incorporated into this Agreement as if fully set forth herein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date above first written.

LANDLORD ESA P PORTFOLIO L.L.C.

By:	/s/ A.J. Agarwal
Name: A.J. Agarwal
Title: Vice President & Secretary

ESA P PORTFOLIO MD TRUST

By:	/s/ A.J. Agarwal
Name: A.J. Agarwal
Title: Vice President & Secretary

ESH/TN PROPERTIES L.L.C.

By:	/s/ A.J. Agarwal
Name: A.J. Agarwal
Title: Vice President & Secretary

TENANT ESA P PORTFOLIO OPERATING LESSEE INC.

By:	/s/ William Rahm
Name: William Rahm
Title: Vice President & Secretary

FIRST AMENDMENT TO OPERATING LEASE (P PORTFOLIO)